Exhibit 99.1

FOR IMMEDIATE RELEASE
Comscore Reports First Quarter 2025 Results
RESTON, Va., May 6, 2025 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the quarter ended March 31, 2025.
"In the first quarter, we delivered double-digit growth in our Cross-Platform and Local offerings, highlighting continued progress in key areas of our strategy. We also earned additional MRC accreditation of our demos, expanding upon the national and local accreditation we received last year. Comscore remains the only MRC-accredited national and local TV measurement service," said Jon Carpenter, CEO. "While Cross-Platform grew 20% in the quarter, we saw a slowdown in spending across a few key categories, which muted our momentum. As we look ahead, we're taking a cautious approach to our expectation for the portions of our business that are dependent on ad spend. As such, we anticipate revenue in the second quarter to be in-line with the first quarter, and for the full year, we expect to be in the low end of our revenue range."
Q1 2025 Financial Highlights
•Revenue for the first quarter was $85.7 million compared to $86.8 million in Q1 2024
•Net loss of $4.0 million compared to $1.1 million in Q1 2024
•Excluding the impact of foreign currency transactions, adjusted EBITDA1 of $7.4 million compared to $7.2 million in Q1 2024
First Quarter Summary Results
Revenue in the first quarter was $85.7 million, down 1.3% from $86.8 million in Q1 2024. Content & Ad Measurement revenue increased 0.8% compared to the prior-year quarter, driven by higher renewals and new business in local TV and an increase in our cross-platform revenue, which grew 20.5% over Q1 2024. This increase was offset by lower revenue from our national TV and syndicated digital products. Research & Insight Solutions revenue declined 11.5% from Q1 2024, primarily due to lower deliveries of certain custom digital products.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $87.1 million, a decrease of 0.3% from $87.4 million in Q1 2024, primarily due to lower data costs and professional fees offset by higher employee compensation and royalties and reseller fees.
Net loss for the quarter was $4.0 million compared to $1.1 million in Q1 2024, resulting in net loss margins of 4.7% and 1.2% of revenue, respectively. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares was $(1.66) and $(1.08) for Q1 2025 and Q1 2024, respectively.
Non-GAAP adjusted EBITDA for the quarter was $7.4 million, compared to $7.2 million in Q1 2024, resulting in adjusted EBITDA margins of 8.6% and 8.3%, respectively. Due to recent volatility in foreign currency exchange rates (FX), in the first quarter we modified our adjusted EBITDA metric (as well as comparable prior periods) to exclude the impact of foreign currency transactions, as we do not consider FX impact to be indicative of our core operating performance. The revised adjusted EBITDA metric is also more closely aligned with the financial covenants in our new debt facility and is in parity with our adjusted EBITDA guidance, which is presented on an FX-neutral basis. As revised, adjusted EBITDA and adjusted EBITDA margin exclude depreciation and amortization, net interest expense, income taxes, impairment charges, stock-based compensation expense, transformation costs, restructuring costs, change in fair value of contingent consideration liability, gain/loss from foreign currency transactions and other items as presented in the accompanying tables.
1 Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures defined in the "First Quarter Summary Results" section and are reconciled to net income (loss) and net income (loss) margin in the addendum of this release. Beginning this quarter and for comparable prior periods, adjusted EBITDA is presented excluding the impact of foreign currency transactions, as described below.

Balance Sheet and Liquidity
As of March 31, 2025, cash, cash equivalents and restricted cash totaled $34.5 million, including $3.5 million in restricted cash. Outstanding debt principal under our senior secured term loan was $44.9 million. We had no outstanding borrowings under our revolving credit facility as of March 31, 2025, with a remaining borrowing capacity of $15.0 million.
2025 Outlook
Based on current trends and expectations, we believe full-year revenue will be in the low end of the range previously provided ($360 million to $370 million) and are maintaining our guidance for an adjusted EBITDA margin (excluding FX impact) between 12% and 15%. We believe this guidance reflects a balanced view of our growth opportunities and the impact that the current macroeconomic environment is having on ad spend, with revenue expected to be roughly flat in the second quarter. We continue to monitor various industry factors and economic conditions and will align our expectations and strategy as necessary.
We do not provide GAAP net income (loss) or net income (loss) margin on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense, foreign currency transaction impact, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net income (loss) and net income (loss) margin, on a forward-looking basis.
Conference Call Information for Today, Tuesday, May 6, 2025 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Tuesday, May 6, 2025 at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a global, trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore empowers media buyers and sellers to quantify their multiscreen behavior and make meaningful business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue and adjusted EBITDA margin for 2025, revenue drivers and growth opportunities, demand for our products, industry factors and economic conditions, and changes in our operations and strategy. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions and competition; continued changes or declines in ad spending or other macroeconomic factors; evolving trade policies and privacy and regulatory standards; product adoption rates; and our ability to achieve our expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), net income (loss) margin, various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures, net income (loss) and net income (loss) margin. These reconciliations should be carefully evaluated.

Media
Marie Scoutas
Comscore, Inc.
press@comscore.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31, 2025	December 31, 2024
(In thousands, except share and per share data)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,969	$29,937
Restricted cash	3,532	3,531
Accounts receivable, net of allowances of $417 and $462, respectively	50,609	64,266
Prepaid expenses and other current assets	13,852	10,323
Total current assets	98,962	108,057
Property and equipment, net	46,524	47,116
Operating right-of-use assets	12,548	13,173
Deferred tax assets	3,842	2,624
Intangible assets, net	4,425	5,058
Goodwill	246,950	246,010
Other non-current assets	8,280	8,209
Total assets	$421,531	$430,247
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$14,726	$16,471
Accrued expenses	37,203	35,013
Contract liabilities	43,987	45,464
Accrued dividends	13,401	8,962
Customer advances	10,281	9,566
Current operating lease liabilities	8,231	8,598
Other current liabilities	6,103	7,230
Total current liabilities	133,932	131,304
Secured term loan	40,350	40,718
Non-current operating lease liabilities	13,264	14,805
Non-current portion of accrued data costs	30,048	33,551
Deferred tax liabilities	892	891
Other non-current liabilities	9,033	9,771
Total liabilities	227,519	231,040
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 100,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 95,784,903 shares issued and outstanding as of March 31, 2025 and December 31, 2024; aggregate liquidation preference of $250,172 as of March 31, 2025, and $245,732 as of December 31, 2024	207,470	207,470
Stockholders' equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized as of March 31, 2025 and December 31, 2024; no shares issued or outstanding as of March 31, 2025 or December 31, 2024	—	—
Common stock, $0.001 par value; 13,750,000 shares authorized as of March 31, 2025 and December 31, 2024; 5,251,325 shares issued and 4,913,086 shares outstanding as of March 31, 2025, and 5,228,814 shares issued and 4,890,575 shares outstanding as of December 31, 2024	5	5
Additional paid-in capital	1,714,650	1,714,052
Accumulated other comprehensive loss	(15,429)	(18,068)
Accumulated deficit	(1,482,700)	(1,474,268)
Treasury stock, at cost, 338,239 shares as of March 31, 2025 and December 31, 2024	(229,984)	(229,984)
Total stockholders' equity (deficit)	(13,458)	(8,263)
Total liabilities, convertible redeemable preferred stock and stockholders' equity (deficit)	$421,531	$430,247

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2025	2024
Revenues	$85,709	$86,795

Cost of revenues (1) (2)	51,747	50,067
Selling and marketing (1) (2)	14,803	15,364
Research and development (1) (2)	8,118	8,767
General and administrative (1) (2)	12,475	13,213
Amortization of intangible assets	632	801
Restructuring	—	460
Total expenses from operations	87,775	88,672
Loss from operations	(2,066)	(1,877)
Interest expense, net	(1,758)	(572)
(Loss) gain from foreign currency transactions	(1,743)	963
Other income, net	—	275
Loss before income taxes	(5,567)	(1,211)
Income tax benefit	1,574	157
Net loss	$(3,993)	$(1,054)
Net loss available to common stockholders:
Net loss	$(3,993)	$(1,054)
Convertible redeemable preferred stock dividends	(4,439)	(4,240)
Total net loss available to common stockholders	$(8,432)	$(5,294)
Net loss per common share:
Basic and diluted	$(1.66)	$(1.08)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	5,088,576	4,895,121
Comprehensive loss:
Net loss	$(3,993)	$(1,054)
Other comprehensive loss:
Foreign currency cumulative translation adjustment	2,639	(1,987)
Total comprehensive loss	$(1,354)	$(3,041)

(1) Excludes amortization of intangible assets, which is presented as a separate line item.
(2) Stock-based compensation expense is included in the line items above as follows:

	Three Months Ended March 31,
	2025	2024
Cost of revenues	$162	$243
Selling and marketing	124	140
Research and development	97	180
General and administrative	355	815
Total stock-based compensation expense	$738	$1,378

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2025	2024
Operating activities:
Net loss	$(3,993)	$(1,054)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	5,805	5,248
Non-cash operating lease expense	1,229	1,249
Amortization expense of finance leases	909	644
Stock-based compensation expense	738	1,378
Amortization of intangible assets	632	801
Deferred tax benefit	(1,084)	(132)
Other	626	426
Changes in operating assets and liabilities:
Accounts receivable	14,056	7,605
Prepaid expenses and other assets	(3,653)	(2,172)
Accounts payable, accrued expenses and other liabilities	(3,056)	(3,311)
Contract liabilities and customer advances	(699)	(1,164)
Operating lease liabilities	(2,448)	(2,650)
Net cash provided by operating activities	9,062	6,868

Investing activities:
Capitalized internal-use software costs	(5,272)	(5,833)
Purchases of property and equipment	(379)	(263)
Net cash used in investing activities	(5,651)	(6,096)

Financing activities:
Contingent consideration payment at initial value	(859)	(3,693)
Principal payments on finance leases	(871)	(658)
Principal payments on insurance financing	(620)	—
Payment of financing and debt issuance costs	(559)	—
Principal payments of term loan	(113)	—
Other	—	(56)
Net cash used in financing activities	(3,022)	(4,407)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	644	(384)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,033	(4,019)
Cash, cash equivalents and restricted cash at beginning of period	33,468	22,936
Cash, cash equivalents and restricted cash at end of period	$34,501	$18,917

	As of March 31,
	2025	2024
Cash and cash equivalents	$30,969	$18,730
Restricted cash	3,532	187
Total cash, cash equivalents and restricted cash	$34,501	$18,917

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net loss and net loss margin to non-GAAP adjusted EBITDA and adjusted EBITDA margin for each of the periods identified. Beginning this quarter and for the comparable prior period, adjusted EBITDA is presented excluding the impact of foreign currency transactions, as described above.

	Three Months Ended March 31,
(In thousands)	2025 (Unaudited)	2024 (Unaudited)
GAAP net loss	$(3,993)	$(1,054)

Depreciation	5,805	5,248
Interest expense, net	1,758	572
Amortization expense of finance leases	909	644
Amortization of intangible assets	632	801
Income tax benefit	(1,574)	(157)
EBITDA	3,537	6,054

Adjustments:
Loss (gain) from foreign currency transactions	1,743	(963)
Transformation costs (1)	1,007	75
Stock-based compensation expense	738	1,378
Amortization of cloud-computing implementation costs	345	362
Restructuring	—	460
Change in fair value of contingent consideration liability	—	89
Other income, net (2)	—	(286)
Non-GAAP adjusted EBITDA	$7,370	$7,169
Net loss margin (3)	(4.7)%	(1.2)%
Non-GAAP adjusted EBITDA margin (4)	8.6%	8.3%
(1) Transformation costs represent (1) expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company, generally relating to third-party professional fees and non-capitalizable technology costs tied directly to the identified projects, and (2) severance costs associated with the reorganization of our teams in connection with the identified projects.
(2) Adjustments to other income, net reflect non-cash changes in the fair value of warrants liability included in other income, net on our Condensed Consolidated Statements of Operations and Comprehensive Loss.
(3) Net loss margin is calculated by dividing net loss by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Loss for the applicable period.
(4) Non- GAAP adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Loss for the applicable period.

Revenues
Revenues from our offerings of products and services are as follows:

	Three Months Ended March 31,
(In thousands)	2025 (Unaudited)	% of Revenue	2024 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$63,504	74.1%	$64,600	74.4%	$(1,096)	(1.7)%
Cross-Platform	9,662	11.3%	8,020	9.3%	1,642	20.5%
Total Content & Ad Measurement	73,166	85.4%	72,620	83.7%	546	0.8%
Research & Insight Solutions	12,543	14.6%	14,175	16.3%	(1,632)	(11.5)%
Total revenues	$85,709	100.0%	$86,795	100.0%	$(1,086)	(1.3)%

(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $9.2 million in the first quarter of 2024 to $9.4 million in the first quarter of 2025.